UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported)       December 10, 2008
VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4 Science Park, New Haven, CT	06511

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code:       (203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Annual Meeting.
     At the Vion Pharmaceuticals, Inc. 2008 annual meeting of stockholders held on December 10, 2008, three proposals were voted upon by Vion’s stockholders. A description of each proposal and a tabulation of the votes for each of the proposals follows:
1.	To elect seven directors to hold office until the 2009 annual meeting of stockholders or until their successors are elected and qualified. All seven nominees were elected:

		Authority Witheld
Nominee Name	For Nominee	From Nominee
William R. Miller	4,779,438	1,550,507
George Bickerstaff	4,795,738	1,534,207
Alan Kessman	4,753,026	1,576,919
Kevin Rakin	4,784,284	1,545,661
Alan C. Sartorelli, Ph.D.	4,775,179	1,554,766
Ian Williams, D.Phil.	4,785,304	1,544,641
Gary K. Willis	4,783,838	1,546,107

2.	To approve an amendment to the Restated Certificate of Incorporation of Vion Pharmaceuticals, Inc., as amended, to increase the authorized shares of common stock from 30,000,000 shares to 60,000,000 shares. The amendment was approved.

For	Against	Abstentions	Broker Non-Votes
4,067,235	2,203,310	59,400	—

3.	To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 31, 2008. The appointment of Ernst & Young LLP was ratified.

For	Against	Abstentions	Broker Non-Votes
5,479,472	586,344	264,129	—

     Charter Amendment.
     On December 10, 2008 following the meeting, Vion filed the Amendment to the Registrant’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware increasing the number of authorized common shares as described above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: December 16, 2008	By:	/s/ Howard B. Johnson
		Name:	Howard B. Johnson
		Title:	President and Chief Financial Officer